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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 11, 1998 in the Registration Statement on Form SB-2 and related prospectus of Rosedale Decorative Products Ltd. for the registration of 1,000,000 shares of common stock and 1,000,000 warrants.

Schwartz Levitsky Feldman
Chartered Accountants
Toronto, Ontario, Canada
May 27, 1998